UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 17, 2009

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-52092 (Commission File Number)	56-2012361 (I.R.S. Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China 150090
(Address of principal executive offices) (zip code)

86 451 8233 5794
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 17, 2009, the Board of Directors of China Education Alliance, Inc. (the “Company”) appointed Mr. Yizhao Zhang as independent director of the Company, to serve until the earlier of his resignation, dismissal, death or when his successor is duly elected and qualified.

Mr. Zhang graduated with a Bachelor of Economic Science from Fudan University in 1992. In 2003, he graduated with a Master of Business Administration with two concentrations, financial analysis and accounting,  from the State University of New York at Buffalo.

Mr. Zhang is presently helping several Chinese companies to be listed in oversea markets. From August 2008 to January 2009, he was the Chief Financial Officer of Energroup Holdings Corporation, an Over the Counter Bulletin Board company.  From May 2007 through May 2008, he was Chief Financial Officer of Shengtai Pharmaceutical Inc., an OTCBB company. From April 2006 through December 2006, he was the Deputy Chief Financial Officer of China Natural Resources, Inc., a NASDAQ-listed company and from April 2005 through April 2006, he was the vice president and senior manager in Chinawe Asset Management Consultancy Limited, a US public company which mainly manages non-performing loan assets in China. He was a financial consultant with Hendrickson Asset Management LLP from January 2004 through November 2004. Prior to that he worked as a portfolio manager and foreign exchange and common stock trader with the South Financial Service Corporation from 1993-1999.

Mr. Zhang is a Certified Public Accountant, certified by the Delaware State Board of Accountancy and member of American Institute of Certified Public Accountant (AICPA).

Mr. Zhang’s compensation as director of the Company is set forth in an appointment letter with the Company dated June 17, 2009. He will be paid a monthly fee of $1,000. He will also be granted options to purchase a total of 30,000 shares of common stock of the Company, par value $0.001 per year of service at a price to be determined by the Compensation Committee and the Board of Directors. The first set of options shall vest on the first anniversary of its grant and may be exercised until three years from the date of grant provided that Mr. Zhang is still a director of or otherwise engaged by the Company at the date of vesting.

With Mr. Zhang  joining the Board of Directors, the Company’s Audit Committee now comprises three independent board members, namely, Yizhao Zhang (Chairman), Liansheng Zhang and James Hsu.  The Company’s Compensation Committee and Nominating Committee similarly comprise three independent board members, namely Liansheng Zhang (Chairman), Yizhao Zhang and Ansheng Huang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2009	CHINA EDUCATION ALLIANCE, INC.

	By:	/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer